SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 22, 2007
(January 19, 2007)
Date of Report (Date of earliest event reported)
AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)
(901) 495-6500
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2007, AutoZone, Inc. (the “Company”) and Bradley W. Bacon entered into an agreement pursuant to which Mr. Bacon resigned as an officer of the Company as of January 16, 2007, and his employment will terminate on January 30, 2007. The agreement provides that Mr. Bacon will be paid his current base salary for a period of seventy-eight weeks and will receive a prorated bonus for the 2007 fiscal year at the time such bonuses are paid. If Mr. Bacon elects COBRA coverage, he also will be paid an additional amount sufficient to cover the difference between his current premium payments for group health insurance and the premium payments pursuant to COBRA during the 78-week period. The agreement also provides that Mr. Bacon will not compete with AutoZone or hire any AutoZone employee during the 78-week period.
     The agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     The following exhibit is filed with this Current Report pursuant to Item 5.02:

(d)	Exhibit 99.1	Agreement dated January 19, 2007, between AutoZone, Inc. and Bradley W. Bacon

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith
Executive Vice President, General Counsel & Secretary

Dated: January 22, 2007

EXHIBIT INDEX
99.1	Agreement dated January 19, 2007, between AutoZone, Inc. and Bradley W. Bacon